For Immediate Release

MAGUIRE PROPERTIES REPORTS SECOND QUARTER 2007
FINANCIAL RESULTS

LOS ANGELES, July 31, 2007 – Maguire Properties, Inc. (NYSE: MPG), a real estate investment trust, today reported results for the quarter ended June 30, 2007.

Significant Second Quarter and Recent Events

•
On April 24, 2007, we closed one of the largest real estate transactions in Southern California history:  the purchase of the EOP Portfolio of Orange County and Downtown Los Angeles featuring 24 properties and 11 development sites for $2.875  billion (together with reserves for two year’s of interest,  tenant improvements and commissions)  The acquisition financing included a $400.0 million term loan with a present balance of $110.0 million.  The Company has nothing outstanding on its revolving line.

•	On May 3, 2007, we completed the sale of Wateridge Plaza in San Diego to GE Capital for approximately $98.0 million. Proceeds to the Company were $35.0 million.

•
On May 25, 2007, we completed the sale of five of the EOP Portfolio properties we purchased in Orange County, to Bixby Land Company for approximately $345.0 million.  Proceeds to the Company were $123.0 million.

•
On June 29, 2007, we completed the sale of three of the EOP Portfolio properties we purchased in Orange County, to a partnership between Rockwood Capital LLC and The Muller Company for approximately $310.0 million.  Proceeds to the Company were $37.0 million.

•	In June, 2007, in anticipation of refinancing of the KPMG Tower we entered into a $425.0 million rate lock at an effective interest rate of 6.81%.

•	On July 2, 2007, we completed the sale of Pacific Center in San Diego to GE Capital for approximately $200.0 million. Proceeds to the Company were $84.0 million.

•
On July 11, 2007, we entered into an agreement with EuroHypo for a $450.0 million variable rate mortgage for KPMG Tower in Downtown Los Angeles which was rate locked as indicated above.   Net proceeds of the refinancing after repayment of the existing of $210.0 million mortgage loan and payment of the defeasance costs, closing costs and loan reserves will be approximately $190.0 million.   $110.0 million of the proceeds will be used to fully retire the Company’s term loan.

•
During the second quarter, we completed new leases and renewals totaling approximately 632,000 square feet (including joint venture properties) including an early lease renewal of Wells Fargo at Wells Fargo Denver (a joint venture property) for approximately 411,275 square feet.

•	Subsequent to the quarter’s end, on July 14, 2007, we executed a new lease with Latham & Watkins for approximately 300,000 square feet at KPMG Tower for a 17 year term.

•
Based on sales to date and transactions in escrow, the Company has achieved approximately 60% of its previously stated $2.0 billion asset disposition goal.  Proceeds from sales to the Company during the quarter were $195.0 million.

Second Quarter 2007 Financial Results

Funds from Operations (FFO) available to common shareholders for the quarter ended June 30, 2007 was $(2.4) million, or $(0.05) excluding a $33.9 million gain on sale of real estate ($0.62 per diluted share), compared to FFO available to common shareholders of $18.8 million or $0.41 per diluted share, for the quarter ended June 30, 2006.

FFO available to common shareholders for the quarter ended June 30, 2007 was impacted by a non-recurring $17.2 million charge from early repayment of debt primarily related to the EOP transaction.  Excluding that loss on extinguishment of debt, FFO would have been $0.27 per diluted share for the quarter ended June 30, 2007.

Net loss available to common shareholders for the quarter ended June 30, 2007 was $24.4 million, or $0.52 per diluted share, compared to net loss available to common shareholders of $14.5 million, or $0.31 per diluted share, for the quarter ended June 30, 2006.

The weighted average number of diluted common shares outstanding for the quarter ended June 30, 2007 was 46,678,583 (46,891,402 for purposes of calculating diluted FFO per share available to common shareholders) and the average number of diluted common shares outstanding for the quarter ended June 30, 2006 was 46,290,201.

As of June 30, 2007, the Company has whole or partial interests in 35.4 million square feet, consisting of 40 properties with approximately 21.3 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off- site structured parking of approximately 13.8 million square feet, including surface parking, which in total accommodates approximately 45,000 vehicles.  The Company also owns undeveloped land that it believes can support up to 14.2 million square feet of office, retail, residential and structured parking.

Teleconference and Webcast

Maguire Properties will conduct a conference call and audio webcast at 10:00 A.M. Pacific Time (1:00 p.m. Eastern Time) tomorrow, Wednesday, August 1, 2007, to discuss the financial results of the second quarter and provide a Company update.  The conference call can be accessed by dialing (800) 443-9874 (Domestic) or (706) 634-1231 (International); ID number 6252648.  The conference call can also be accessed via audio webcast through the Investor Relations section of the Company’s web site, located at www.maguireproperties.com, or can be accessed through CCBN at www.streetevents.com.  A replay of the conference call will be available approximately two hours following the call through August 9, 2007.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is number 6252648.  A webcast replay will also be available through the Investor

Relations section of the Company’s website, located at www.maguireproperties.com, or through CCBN at www.streetevents.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on Maguire Properties, visit the Company’s website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with the potential failure to manage effectively the Company’s growth and expansion into new markets, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see our annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

 MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2007	December 31, 2006

ASSETS
Investments in real estate	$5,507,161	$3,374,671
Less: accumulated depreciation and amortization	(408,610)	(357,422)
	5,098,551	3,017,249
Assets associated with real estate held for sale	148,754	–
Net real estate	5,247,305	3,017,249

Cash and cash equivalents	207,871	101,123
Restricted cash	251,398	99,150
Rents and other receivables	30,624	19,766
Deferred rents	43,058	39,262
Due from affiliates	3,751	8,217
Deferred leasing costs and value of in-place leases, net	246,442	146,522
Deferred loan costs, net	43,239	23,808
Acquired above market leases, net	32,581	21,848
Other assets	8,845	10,406
Investment in unconsolidated joint venture	21,399	24,378
Total assets	$6,136,513	$3,511,729

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY
Mortgage loans	$5,232,969	$2,779,349
Other secured loans	–	15,000
Accounts payable and other liabilities	175,351	153,046
Dividends and distributions payable	24,934	24,934
Capital leases payable	5,507	5,996
Acquired below market leases, net	188,225	72,821
Obligations associated with real estate held for sale	119,774	–
Total liabilities	$5,746,760	$3,051,146

Minority interests	18,981	28,671
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
7.625% Series A Cumulative Redeemable Preferred Stock, $25.00
liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common Stock, $0.01 par value, 100,000,000 shares authorized,
47,211,200 and 46,985,241 shares issued and outstanding at
June 30, 2007 and December 31, 2006, respectively	472	470
Additional paid-in capital	687,882	680,980
Accumulated deficit and dividends	(331,730)	(257,124)
Accumulated other comprehensive income, net	14,048	7,486
Total stockholders' equity	370,772	431,912
Total liabilities, minority interests and stockholders' equity	$6,136,513	$3,511,729

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2007	June 30, 2006

Revenues:
Rental	$90,901	$63,046
Tenant reimbursements	28,101	20,271
Hotel operations	7,061	6,888
Parking	11,958	10,176
Management, leasing and development
services to affiliates	3,403	1,462
Interest and other	3,382	2,501
Total revenues	144,806	104,344

Expenses:
Rental property operating and maintenance	30,611	20,263
Hotel operating and maintenance	4,391	4,262
Real estate taxes	12,952	8,234
Parking	3,702	3,071
General and administrative	11,151	8,568
Other Expense	1,043	17
Depreciation and amortization	56,042	31,657
Interest	63,453	31,699
Loss from early extinguishment of debt	8,336	4,107
Total expenses	191,681	111,878
Loss before equity in net loss of unconsolidated
joint venture, gain on sale of real estate and minority interests	(46,875)	(7,534)
Equity in net loss of unconsolidated joint venture	(531)	(1,985)
Minority interests	7,086	1,969
Loss from continuing operations	(40,320)	(7,550)

Discontinued Operations:
Loss from discontinued operations before minority interests	(9,988)	(2,559)
Gain on sales of real estate	33,890	–
Minority interests attributable to discontinued operations	(3,246)	353
Income (loss) from discontinued operations	20,656	(2,206)

Net loss	(19,664)	(9,756)

Preferred stock dividends	(4,766)	(4,766)

Net loss available to common shareholders	$(24,430)	$(14,522)

Basic loss per share
available to common shareholders	$(0.52)	$(0.31)

Diluted loss per share available to
common shareholders	$(0.52)	$(0.31)

Weighted-average common shares outstanding:
Basic and Diluted	46,678,583	46,156,438

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30, 2007	June 30, 2006

Revenues:
Rental	$151,150	$127,599
Tenant reimbursements	49,160	41,931
Hotel operations	13,249	13,564
Parking	22,395	20,499
Management, leasing and development
services to affiliates	4,870	3,117
Interest and other	4,986	3,230
Total revenues	245,810	209,940

Expenses:
Rental property operating and maintenance	54,566	41,302
Hotel operating and maintenance	8,390	8,447
Real estate taxes	20,941	17,155
Parking	6,743	5,950
General and administrative	18,915	14,693
Other Expense	1,178	294
Depreciation and amortization	86,192	64,986
Interest	94,786	63,661
Loss from early extinguishment of debt	8,336	4,749
Total expenses	300,047	221,237
Loss before equity in net loss of unconsolidated
joint venture, gain on sale of real estate and minority interests	(54,237)	(11,297)
Equity in net loss of unconsolidated joint venture	(1,238)	(2,810)
Gain on sale of real estate	–	108,469
Minority interests	8,833	(12,476)
Income (loss) from continuing operations	(46,642)	81,886

Discontinued Operations:
Loss from discontinued operations before minority interests	(11,723)	(2,411)
Gain on sale of real estate	33,890	–
Minority interests attributable to discontinued operations	(3,010)	332
Income (loss) from discontinued operations	19,157	(2,079)

Net (loss) income	(27,485)	79,807

Preferred stock dividends	(9,532)	(9,532)

Net (loss) income available to common shareholders	$(37,017)	$70,275

Basic (loss) income per share
available to common shareholders	$(0.79)	$1.53

Diluted income (loss) per share available to
common shareholders	$(0.79)	$1.53

Weighted-average common shares outstanding:
Basic	46,628,601	45,941,032

Diluted	46,628,601	46,073,631

 MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS (a)
(in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Reconciliation of net (loss) income to funds
from operations:
Net (loss) income available to common shareholders	$(24,430)	$(14,522)	$(37,017)	$70,275
Adjustments:
Minority interests	(3,840)	(2,322)	(5,823)	12,144
Gain on sale of real estate	(33,890)	–	(33,890)	(108,469)
Real estate depreciation and amortization	56,926	35,095	89,492	69,616
Real estate depreciation and amortization from
unconsolidated joint venture	2,428	3,497	4,879	5,850
Funds from operations available to common
shareholders and unit holders (FFO)	$(2,806)	$21,748	$17,641	$49,416

Company share of FFO (b)	$(2,425)	$18,750	$15,245	$42,410

FFO per share - basic	$(0.05)	$0.41	$0.33	$0.92
FFO per share - diluted	$(0.05)	$0.41	$0.33	$0.92

Weighted-average common shares outstanding:
Basic	46,678,583	46,156,438	46,628,601	45,941,032
Diluted	46,891,402	46,290,201	46,858,813	46,073,631

Reconciliation of FFO to FFO before loss
from early extinguishment of debt:
FFO available to common shareholders
and unit holders (FFO)	$(2,806)	$21,748	$17,641	$49,416
Add: loss from early extinguishment of debt	17,227	4,107	17,227	4,749
FFO before loss from early extinguishment
of debt	$14,421	$25,855	$34,868	$54,165

Company share of FFO before loss from
early extinguishment of debt (b)	$12,462	$22,290	$30,132	$46,474

FFO per share before loss from early
extinguishment of debt - basic	$0.27	$0.48	$0.65	$1.01

FFO per share before loss from early
extinguishment of debt - diluted	$0.27	$0.48	$0.64	$1.01

__________
(a)
We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because in excluding real estate related depreciation and amortization and gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate) , (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financings to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on a weighted average interest in our operating partnership for the three and six months ended June 30, 2007 and June 30, 2006 of 86.4%, 86.4%, 86.2% and 85.8% respectively.